[ANDREWS KURTH LLP LETTERHEAD]

Exhibit 5.1

September 10, 2008

Fund America Investors Corporation II

6400 S. Fiddler’s Green Circle, Suite 1200B

Greenwood Village, Colorado 80111

Re:	Fund America Investors Corporation II

Registration Statement on Form S-3 (No. 333-________)

(the “Registration Statement”).

Ladies and Gentlemen:

We have acted as counsel for Fund America Investors Corporation II, a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the issuance from time to time of Mortgage and Asset-Backed Securities (the “Securities”), issuable in series (each, a “Series”). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an “Agreement”) among the Company, a trustee (the “Trustee”) and, one or more servicers (each, a “Servicer”), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Securities.

We have examined copies of the Company’s Certificate of Incorporation, the Company’s By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. When any Agreement for a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer(s), if any, the Trustee and any other party thereto for such Series, such Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally or by general equity principles.

2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with

Fund America Investors Corporation II

September 10, 2008

applicable law at such time), duly executed and countersigned by the Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment thereof as contemplated in the Registration Statement, such Series of Securities will be (a) in the case of a Series of pass-through certificates, legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and (b) in the case of a Series of notes, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally or by general equity principles.

The opinions expressed above are subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the Delaware Statutory Trust Act, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in each prospectus supplement and the prospectus forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,
/s/ Andrews Kurth LLP